UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	AMENDMENT OF REGISTRANT’S ADVISORY AGREEMENT

On September 26, 2012, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) and the Company’s advisor, Bluerock Enhanced Multifamily Advisor, LLC (the “Advisor”), agreed to amend the Amended and Restated Advisory Agreement (the “Advisory Agreement”) pursuant to a resolution approved by the Company’s Board of Directors, including its independent directors.

Under the amended Advisory Agreement, the monthly asset management fee which the Company pays the Advisor is reduced from one-twelfth of 1% of the higher of the cost or the value of each asset, to one-twelfth of 0.65% of the higher of the cost or the value of each asset. Further, under the amended Advisory Agreement, the acquisition fee the Company pays to the Advisor for services in connection with the selection, due diligence and acquisition of a property or investment, is increased to 2.50% from 1.75% of the purchase price.

Beginning September 26, 2012, the Company will pay the Advisor a monthly asset management fee for day-to-day management of the Company’s assets and operations, which equals one-twelfth of 0.65% of the higher of the cost or the value of each asset, where (A) cost equals the aggregate amount actually paid, excluding acquisition fees and expenses, to purchase each asset the Company acquires, including any debt attributable to the asset (including debt encumbering the asset after its acquisition), provided that, with respect to any properties the Company develops, constructs or improves, cost will include the amount expended by the Company for the development, construction or improvement, and (B) the value of an asset is the fair market value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that 50% of the Advisor’s asset management fee will not be payable until stockholders have received distributions in an amount equal to at least a 6% per annum cumulative, non-compounded return on invested capital, at which time all such amounts will become due and payable. For these purposes, “invested capital” means the original issue price paid for the shares of the Company’s common stock reduced by prior distributions identified as special distributions from the sale or financing of the Company’s assets. The asset management fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all of an asset.

Beginning September 26, 2012, the acquisition fee the Company pays to the Advisor for its services in connection with the selection, sourcing, investigation, due diligence and acquisition of a property or investment will be 2.50% of the purchase price. The purchase price of a property or investment equals the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for a joint venture investment equals the product of (1) the purchase price of the underlying property and (2) the Company’s economic ownership percentage in, or percentage of capital provided to, the joint venture. With respect to investments in and originations of loans, the Company pays an origination fee in lieu of an acquisition fee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: October 2, 2012	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

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